Exhibit (d) (viii) (b)

AMENDMENT NO. 3 TO THE
INVESTMENT SUB-ADVISORY AGREEMENT

THIS AMENDMENT NO. 3 to the Investment Sub-Advisory Agreement is effective as of July 1, 2021 by and among SA FUNDS – INVESTMENT TRUST (the “Trust”), BUCKINGHAM STRATEGIC PARTNERS, LLC (the “Adviser”), and DIMENSIONAL FUND ADVISORS LP, a Delaware limited partnership and registered investment adviser (the “Sub-Adviser”).

WHEREAS, the Trust, the Adviser, and the Sub-Adviser have entered into an Investment Sub- Advisory Agreement, executed as of November 30, 2018, as subsequently amended (the “Agreement”); and

WHEREAS, the parties to the Agreement desire to further amend the Agreement to reflect revised sub-advisory fees to be paid to the Sub-Adviser;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

1.	Pursuant to Section 14 of the Agreement, Schedule A of the Agreement is hereby amended and restated in its entirety with the Schedule A attached hereto.

2.	Except as set forth herein, all provisions of the Agreement shall remain in full force and effect.

3.	This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

SA FUNDS - INVESTMENT TRUST

By: /s/ Michael Clinton

Name: Michael Clinton

Title: Chief Financial Officer

DIMENSIONAL FUND ADVISORS LP

By: Dimensional Holdings Inc., general partner

By: /s/ Michael Clinton

Name: Michael Clinton

Title: Chief Business Officer

Dimensional Fund Advisors LP

by Dimensional Holdings Inc., its general partner

By: /s/ Carolyn O

Name: Carolyn O

Title: Vice President

SCHEDULE A

Fund	Effective Date	Fee
SA Global Fixed Income Fund	April 26, 2019	3 basis points annually
SA U.S. Core Market Fund	April 26, 2019	3 basis points annually*
SA U.S. Value Fund	April 26, 2019	10 basis points annually
SA U.S. Small Company Fund	July 1, 2021	20 basis points annually
SA International Value Fund	April 26, 2019	20 basis points annually
SA International Small Company Fund	April 26, 2019	0 basis points annually
SA U.S. Fixed Income Fund	April 26, 2019	3 basis points annually
SA Emerging Markets Value Fund	July 1, 2021	36 basis points annually
SA Real Estate Securities Fund	April 26, 2019	10 basis points annually

* Sub-Adviser shall not receive any sub-advisory fee for its sub-advisory services to the SA U.S. Core Market Fund with respect to any assets of the SA U.S. Core Market Fund invested in the U.S. Micro Cap Portfolio of DFA Investment Dimensions Group Inc.

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